EXHIBIT 10.4

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of July 27, 2017 (the "Amendment Effective Date"), is entered into by and among CYTRX CORPORATION, a Delaware corporation, and each of its Qualified Subsidiaries (collectively, the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto as Lender, constituting the Required Lenders, and HERCULES CAPITAL, INC. (formerly known as Hercules Technology Growth Capital, Inc.), a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, "Agent").

A.	The Borrower, the Lender and Agent are parties to a Loan and Security Agreement dated as of February 5, 2016 (as amended, restated or modified from time to time, the "Loan and Security Agreement").

B.
Pursuant to the terms of an Exclusive License Agreement to be entered into concurrently herewith between the Borrower and NantCell, Inc. ("NantCell"), in substantially the form attached hereto as Exhibit A (the "License Agreement"), the Borrower intends to grant to NantCell and its affiliates a royalty-bearing, exclusive license, or as applicable, sublicense in, to and under certain licensed patents and know how to exploit the Licensed Product (as defined in the License Agreement) in the Territory (as defined in the License Agreement).

C.
In connection with the transactions contemplated by the License Agreement, NantCell is making an investment in Borrower concurrently with the License Agreement in accordance with a Stock Purchase Agreement separately entered into between NantCell and the Borrower (the "Stock Purchase Agreement").

D.
Borrower has requested that Lender consent to the License Agreement and the transactions contemplated therein (collectively, the "License Transaction"). The Lender has agreed to such request, and the Borrower and Lender desire to amend the Loan and Security Agreement subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:
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SECTION 1 Definitions; Interpretation.

(a)
Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)	Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Consent. Subject to all of the terms and conditions set forth in this Amendment, Agent and Lender hereby consent to the License Transaction and agree that the License Transaction shall be deemed a "Permitted Transfer" under the Loan and Security Agreement. Agent and Lender confirm that the issuance by Borrower of its securities as contemplated by the Stock Purchase Agreement is not an Equity Event.

SECTION 3 Amendments to the Loan and Security Agreement.

(a)	The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)	New Definitions. The following definitions are added to Section 1.1 of the Loan and Security Agreement in alphabetical order:

"First Amendment Date" means July 27, 2017.
"First Amendment Repayment" has the meaning given to it in Section 2.1(d)(ii).

"September 2017 Repayment" has the meaning given to it in Section 2.1(d)(ii).
(ii)	Amended Definition. The definition of "Term Loan Maturity Date" appearing in Section
1.1 of the Loan and Security Agreement is hereby amended in its entirety and replaced as follows:

"Term Loan Maturity Date" means August 1, 2018.
(iii)	Section 2.1(d). Section 2.1(d) of the Loan and Security Agreement is hereby amended and replaced in its entirety as follows:

"(d) Payment.

(i)
Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date (bullet payment). Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower's account as authorized on the ACH Authorization on each payment date of all (i) periodic obligations payable to Lender under each Term Advance and (ii) reasonable and documented out-of-pocket legal fees and costs payable to Agent or Lender pursuant to Section 11.11 of this Agreement, so long as Borrower has received prior written notice thereof.

(ii)
Notwithstanding any provision herein to the contrary, (x) on the First Amendment Date, Borrower shall have repaid Five Million Dollars ($5,000,000.00) in outstanding principal and unpaid interest thereon plus the applicable Prepayment Charge (the "First Amendment Repayment"); and (y) on or prior to September 30, 2017, Borrower shall repay an additional Five Million Dollars ($5,000,000.00) in outstanding principal and unpaid interest thereon plus the applicable Prepayment Charge (the "September 2017 Repayment"). After each of the First Amendment Repayment and the September 2017 Repayment is made, Agent shall provide Borrower an updated amortization schedule for future payments of principal and interest (based on a schedule comprised of 31 months of equal payments of principal and interest with a bullet payment due on the Term Loan Maturity Date)."

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(b)
References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 4          Conditions of Effectiveness. The effectiveness of Section 2 and Section 3 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)
This Amendment. Agent shall have received (i) this Amendment, executed by Agent, the Lender and Borrower, (ii) the First Amendment to Warrant Agreement, executed by Hercules Capital, Inc. and Borrower and (i) First Amendment to Warrant Agreement, executed by Hercules Technology III, L.P. and Borrower.

(b)	Partial Repayment. Borrower shall have paid the First Amendment Repayment.
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(c)	Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)	The representations and warranties contained in Section 5 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)	There exist no Events of Default or events that with the passage of time would result in an Event of Defau

SECTION 5  Representations and Warranties. To induce Agent and Lender to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Effect; and (c) that the information included in the Perfection Certificate delivered to Agent on the Effective Date remains true and correct. For the purposes of this Section 5, (i) each reference in Section 5 of the Loan and Security Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 6      Miscellaneous.

(a)
Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender's and Agent's execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Amendment Effective Date, as of the date hereof.

(b)
Conditions. For purposes of determining compliance with the conditions specified in Section 44 of this Amendment, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

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(d)
No Reliance. The Borrower hereby acknowledges and confirms to Agent and the Lender that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)	Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)
Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(g)
Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h)	Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j)	Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

 BORROWER:

CYTRX CORPORATION

AGENT:

                                                                                           HERCULES CAPITAL, INC.

                                                                                           Signature:

                                                                                           Print Name:

                         Title:

                        LENDER :

                                                                                          HERCULES TECHNOLOGY llI, L.P.

                         Signature:

                                                                                           Print Name:

                         Title:

                      HERCU LES CAPITAL FUNDING TRUST 2014-1
                                                                                           By: HERCULES CAPITAL, INC., its servicer

Signature

Print Name:

Title:

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 Exhibit A
License Agreement

Exh 10.4 Page 7